TANNER LC
THE CRITICAL KNOWLEDGE SOURCE

BUSINESS ADVISORS
AND CERTIFIED PUBLIC ACCOUNTANTS

215 South State Street, Suite 800
Salt Lake City, Utah 84111
Telephone (801) 532-7444
Fax (801) 532-4911
www.tannerco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

As independent registered public accountants, we hereby consent to the incorporation in this registration statement on Form SB-2 our report dated April 15, 2004, for the fiscal year ended December 31, 2003, and to all references to our Firm included in this registration statement on Form SB-2

Tanner LC

Salt Lake City, Utah
August 9, 2005